EXHIBIT 99.1
Purchase, New York     Telephone: 914-253-2000     www.pepsico.com

Contacts:	Investor	Media
	Jamie Caulfield	Jeff Dahncke
	Senior Vice President, Investor Relations	Senior Director, Media Bureau
	914-253-3035	914-253-3941
	jamie.caulfield@pepsico.com	jeff.dahncke@pepsico.com
PepsiCo Announces Dividend Increase
PURCHASE, N.Y. — MAY 4, 2011 — The Board of Directors of PepsiCo, Inc. (NYSE: PEP) has declared a seven percent increase in the company’s annual dividend, from the current annual rate of $1.92 to $2.06 per share on PepsiCo common stock. It is the company’s thirty-ninth consecutive annual dividend increase.
The quarterly dividend of $0.515 is payable June 30, 2011, to shareholders of record on June 3, 2011.
“PepsiCo has a long and consistent track record of delivering strong operating results and achieving top-tier financial performance,” said PepsiCo Chairman and CEO Indra Nooyi. “The Board’s decision to once again raise the annual dividend reflects our confidence in both the near- and long-term growth of our business as well as our ongoing commitment to delivering strong cash returns to shareholders. Since the beginning of 2001, we have returned over $48 billion to shareholders in the form of dividends and share repurchases.”
About PepsiCo
PepsiCo offers the world’s largest portfolio of billion-dollar food and beverage brands, including 19 different product lines that generate more than $1 billion in annual retail sales each. Our main businesses — Quaker, Tropicana, Gatorade, Frito-Lay, and Pepsi Cola — also make hundreds of other enjoyable foods and beverages that are respected household names throughout the world. With net revenues of approximately $60 billion, PepsiCo’s people are united by our unique commitment to sustainable growth by investing in a healthier future for people and our planet, which we believe also means a more successful future for PepsiCo. We call this commitment Performance with Purpose: PepsiCo’s promise to provide a wide range of foods and beverages for local tastes; to find innovative ways to minimize our impact on the environment, including by conserving energy and water usage, and reducing packaging volume; to provide a great workplace for our associates; and to respect, support, and invest in the local communities where we operate. For more information, please visit www.pepsico.com.
Cautionary Statement
Statements in this communication that are “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; damage to PepsiCo’s reputation; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; trade consolidation or the loss of any key customer; changes in the legal and regulatory environment; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or outsource certain functions effectively; unfavorable economic conditions in the countries in which PepsiCo operates; fluctuations in foreign exchange rates; PepsiCo’s ability to compete effectively; increased costs, disruption of supply or shortages of raw materials and other supplies; disruption of PepsiCo’s supply chain; climate change, or legal, regulatory or market measures to address climate change; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; failure to successfully renew collective bargaining agreements or strikes or work stoppages; and failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
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